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                                                                    Exhibit 11.2

                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)
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
                                                                              For the nine months ended
                                                                                      September 30,
                                                                            -------------------------------
                                                                               1995                 1994
                                                                            ----------           ----------
Primary
 Average shares outstanding                                                  2,321,903            2,323,978
 Dilutive stock options based on treasury stock
   method using average market price                                             6,612                1,228
                                                                            ----------           ----------
                                                                             2,328,515            2,325,206
                                                                            ==========           ==========

 Income from continuing operations                                          $9,064,021           $7,862,592
 Income (loss) from discontinued operations, net of taxes                            0             (508,913)
                                                                            ----------           ----------
 Net income                                                                 $9,064,021           $7,353,679
                                                                            ==========           ==========
 Income (loss) per common share:
   Continuing operations                                                    $     3.89           $     3.38
   Discontinued operations                                                         .00                 (.22)
                                                                            ----------           ----------
 Net income per common share                                                $     3.89           $     3.16
                                                                            ==========           ==========
Fully Diluted
 Average shares outstanding                                                  2,321,903            2,323,978
 Dilutive stock options based on treasury stock method
   using greater of period-end or average market price                           8,905                1,228
                                                                            ----------           ----------
                                                                             2,330,808            2,325,206
                                                                            ==========           ==========

 Income from continuing operations                                          $9,064,021           $7,862,592
 Income (loss) from discontinued operations, net of taxes                            0             (508,913)
                                                                            ----------           ----------
 Net income                                                                 $9,064,021           $7,353,679
                                                                            ==========           ==========
 Income (loss) per common share:
   Continuing operations                                                    $     3.89           $     3.38
   Discontinued operations                                                         .00                 (.22)
                                                                            ----------           ----------
 Net income per common share                                                $     3.89           $     3.16
                                                                            ==========           ==========
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